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                                                                 EXHIBIT 4.11



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                       INTERNATIONAL WIRE GROUP, INC.,

                                 AS ISSUER,

                         THE SUBSIDIARY GUARANTORS,

                               AS GUARANTORS,

                                     AND

                     IBJ SCHRODER BANK & TRUST COMPANY,

                                 AS TRUSTEE

                               ---------------

                        FIRST SUPPLEMENTAL INDENTURE

                          DATED AS OF JUNE 10, 1997

                                     TO

                                  INDENTURE

                        DATED AS OF FEBRUARY 12, 1997

                               ---------------

                                 $10,000,000

                   14% SENIOR SUBORDINATED NOTES DUE 2005

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        FIRST SUPPLEMENTAL INDENTURE dated as of June 10, 1997, among
INTERNATIONAL WIRE GROUP, INC., a Delaware corporation (the "Company"); CAMDEN WIRE CO., INC., a New York corporation, ECM HOLDING COMPANY, a Delaware corporation, OMEGA WIRE, INC., a Delaware corporation, OWI CORPORATION, a New York corporation, WIRE HARNESS INDUSTRIES, INC., a Delaware corporation, WIREKRAFT EMPLOYMENT COMPANY, a Delaware corporation, WIREKRAFT INDUSTRIES, INC., a Delaware corporation, WIRE TECHNOLOGIES, INC., an Indiana corporation, (collectively, the "Subsidiary Guarantors"); and IBJ SCHRODER BANK & TRUST COMPANY, a New York Banking corporation, as Trustee (the "Trustee").

                 WHEREAS, the Company and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee an Indenture, dated as of February 12, 1997 (the "Indenture"), providing for the issuance of $10,000,000 aggregate principal amount of the Company's 14% Senior Subordinated Notes due 2005 (the "Securities");

                 WHEREAS, the Company, the Subsidiary Guarantors and the Trustee desire by this First Supplemental Indenture, pursuant to and as contemplated by Section 9.2 of the Indenture, to amend certain provisions therein;

                 WHEREAS, the execution and delivery of this First Supplemental Indenture has been authorized by resolutions of the Boards of Directors of the Company and the Subsidiary Guarantors;

                 WHEREAS, the Company has received written consents to such amendment from the holders of greater than a majority in aggregate principal amount of the Securities outstanding; and

                 WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

                 NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders (as defined in the Indenture) of the Securities, as follows:





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                                   ARTICLE I

                             AMENDMENT OF INDENTURE

                 The Indenture is hereby amended as follows:

                 Section 1.1 Addition of Certain Definitions. Section 1.1 of the Indenture is amended to add thereto (immediately prior to the definition of "Acquired Preferred Stock") the following definitions of "11 3/4% Notes," "11 3/4% Notes Guarantee" and "11 3/4% Notes Indenture."

                          "11 3/4% Notes" means the Company's 11 3/4% Senior Subordinated Notes due 2005 issued pursuant to the 11 3/4% Notes Indenture.

                          "11 3/4% Notes Guarantee" means the Guarantee of the Subsidiary Guarantors (as defined in the 11 3/4% Notes Indenture) set forth in Article XI of the 11 3/4% Notes Indenture.

                          "11 3/4% Notes Indenture" means the Indenture, dated June 12, 1995, among the Company, the Subsidiary Guarantors (as therein defined) and IBJ Schroder Bank & Trust Company, as Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

                 Section 1.2 Amendment to Definition of "Senior Subordinated Indebtedness." The definition of "Senior Subordinated Indebtedness" in Section
1.1 of the Indenture is amended to read in its entirety as follows:

                          "Senior Subordinated Indebtedness" means the 11 3/4% Notes, the Securities and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Securities in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.

                 Section 1.3 Amendment to Definition of "Guarantor Senior Subordinated Indebtedness." The definition of "Guarantor Senior Subordinated Indebtedness" in Section 1.1 of the Indenture is amended to read in its entirety as follows:

                          "Guarantor Senior Subordinated Indebtedness" means, with respect to a Subsidiary Guarantor, the obligations of such Subsidiary Guarantor





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         under the 11 3/4% Subsidiary Guarantee, the Subsidiary Guarantee and
         any other Indebtedness of such Subsidiary Guarantor that specifically provides that such Indebtedness is to rank pari passu in right of payment with the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Subsidiary Guarantor which is not Guarantor Senior Indebtedness of such Subsidiary Guarantor.


                                   ARTICLE II

                            MISCELLANEOUS PROVISIONS

                 Section 2.1. Terms Defined. For all purposes of this First Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this First Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

                 Section 2.2. Indenture. Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all the terms thereof shall remain in full force and effect.

                 Section 2.3. Governing Law. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, as applied to contracts made and performed within the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                 Section 2.4. Successors. All agreements of the Company and the Subsidiary Guarantors in this First Supplemental Indenture and the Securities shall bind of their respective successors. All agreements of the Trustee in this First Supplemental Indenture and in the Indenture shall bind its successors.

                 Section 2.5. Multiple Counterparts. The parties may sign multiple counterparts of this First Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

                 Section 2.6. Trustee Disclaimer. The Trustee accepts the amendment of the Indenture effected by this First Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth





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in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (i) the validity or sufficiency of this First Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company by corporate action or otherwise, (iii) the due execution hereof by the Company or
(iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

                 Section 2.7. Indemnification. The indemnification provisions of Section 7.7 of the Indenture shall include any and all loss, liability or expense (including reasonable attorneys' fees) incurred by the Trustee in connection with the execution and delivery of this First Supplemental Indenture and the performance of its duties hereunder.


           [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]





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                 IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed as of the date first written above.


                                        INTERNATIONAL WIRE GROUP, INC.



                                        By: /s/ Ellen L. Lipsitz
                                           ---------------------------
                                        Name: Ellen L. Lipsitz
                                        Title: Vice President


                                        CAMDEN WIRE CO., INC.




                                        By: /s/ Ellen L. Lipsitz
                                           ---------------------------
                                        Name: Ellen L. Lipsitz
                                        Title: Vice President


                                        ECM HOLDING COMPANY




                                        By: /s/ Ellen L. Lipsitz
                                           ---------------------------
                                        Name: Ellen L. Lipsitz
                                        Title: Vice President


                                        OMEGA WIRE, INC.



                                        By: /s/ Ellen L. Lipsitz
                                           ---------------------------
                                        Name: Ellen L. Lipsitz
                                        Title: Vice President





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                                        OWI CORPORATION



                                        By: /s/ Ellen L. Lipsitz
                                           ---------------------------
                                        Name: Ellen L. Lipsitz
                                        Title: Vice President


                                        WIRE HARNESS INDUSTRIES, INC.



                                        By: /s/ Ellen L. Lipsitz
                                           ---------------------------
                                        Name: Ellen L. Lipsitz
                                        Title: Vice President


                                        WIREKRAFT EMPLOYMENT COMPANY



                                        By: /s/ Ellen L. Lipsitz
                                           ---------------------------
                                        Name: Ellen L. Lipsitz
                                        Title: Vice President


                                        WIREKRAFT INDUSTRIES, INC.



                                        By: /s/ Ellen L. Lipsitz
                                           ---------------------------
                                        Name: Ellen L. Lipsitz
                                        Title: Vice President





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                                        WIRE TECHNOLOGIES, INC.



                                        By: /s/ Ellen L. Lipsitz
                                           ---------------------------
                                        Name: Ellen L. Lipsitz
                                        Title: Vice President


                                        IBJ SCHRODER BANK & TRUST COMPANY



                                        By: /s/ Barbara McCluskey
                                           ---------------------------
                                        Name: Barbara McCluskey
                                        Title: Vice President





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